Exhibit 99.1
Falcon Financial Investment Trust Announces Results for the Three Months Ended December 31, 2003

The results for the three months ended December 31, 2003 include 81 days from predecessor company and 9 days from newly formed public REIT:

—	Fourth quarter revenues of $4.3 million

—	Fourth quarter net loss of $1.4 million

—	Initial public offering raised net proceeds of $118.1 million

STAMFORD, Conn., March 23 /PRNewswire-FirstCall/ — Falcon Financial Investment Trust (Nasdaq: FLCN), a real estate investment trust focused on the business of originating and servicing loans to automotive dealers, announced financial results for the three months ended December 31, 2003. The fourth quarter included 81 days of results from the predecessor company, Falcon Financial, LLC, and 9 days from Falcon Financial Investment Trust, the newly formed real estate investment trust, which completed its initial public offering on December 22, 2003. In connection with our election to be taxed as a real estate investment trust, we have established a fiscal year ending on December 31, as opposed to a fiscal year ending on September 30, which was used by our predecessor, Falcon Financial, LLC. In connection with the transition from a September 30 to a December 31 fiscal year end, we are filing this transition report to report results for the three months ended December 31, 2003.

Falcon Financial reported fourth quarter 2003 revenues of $4.3 million and a net loss of $1.4 million for the quarter. During the quarter, Falcon Financial originated three loans totaling approximately $22.8 million.

At December 31, 2003, Falcon Financial had total assets of $164.8 million and total liabilities of $58.9 million. Total debt was $53.5 million and the debt-to-equity ratio was 0.6:1. Shareholders’ equity was $105.9 million.

Loan Origination Activity

As previously announced, the completion of its initial public offering has allowed Falcon Financial to expand its line of loan products. Falcon Financial now offers automotive dealers a range of mortgage and cash flow franchise loans with variable and fixed interest rate options.

Vernon B. Schwartz, Chairman and Chief Executive Officer, stated, “Our expanded product line allows us to be more responsive to our customers’ requirements and we are encouraged by the early indications of a strong appetite for our new loan products. Prior to the introduction of our new product line, our pipeline of proposals issued was $44 million. On March 19, 2004 we had a pipeline of proposals of approximately $139 million, a more than 200% increase. Historically, we have consistently converted 20% of proposals issued into closed loans. Our loan pipeline at the end of the current quarter is at the highest level it has ever been and we are optimistic that our loan origination expectations will be fulfilled.”

As of December 31, 2003, Falcon Financial had issued approximately $42 million and $39 million mortgage and cash flow franchise loan proposals, respectively. As of March 19, 2004, Falcon Financial had issued approximately $87 million and $52 million mortgage and cash flow franchise loan proposals, respectively. Variable-rate based loans, which were pre-marketed in December, accounted for more than 50% of the total proposals issued at the end of the fourth quarter. In the first quarter, through March 19, 2004, about 60% of the total proposals issued were variable-rate based.

Financing Activity

Falcon Financial completed an initial public offering of 14,375,000 common shares at $9 per share, including 1,875,000 additional common shares pursuant to the exercise of the underwriters’ over allotment option, resulting in total net proceeds to the company of $118.1 million. Proceeds from the offering were used to pay down outstanding indebtedness and are being deployed to support expanded loan originations and for working capital.

Since 1998, Falcon Financial has maintained a $150 million short-term warehouse credit facility with SunAmerica Life Insurance and ABN AMRO Bank. The current facility matures on October 1, 2004. As of December 31, 2003, the company had outstanding borrowings of $53.5 million.

David A. Karp, President and Chief Financial Officer, commented, “The completion of our initial public offering has strengthened our financial position and provided us with a sound capital structure. To accommodate our expanded origination goals and new loan programs, we are actively working to increase our level of access to capital and flexibility of terms under our warehouse credit arrangements. To this end, we are in advanced discussions with a number of lenders and expect to have a new facility in place shortly.”

Loan Portfolio Activity

At December 31, 2003, Falcon Financial had $127.9 million of loans outstanding on its balance sheet, with an average principal amount outstanding of $7.5 million and a weighted average remaining term of 172 months. The weighted average interest rate was 9.04%, the weighted average loan to realty value was 124.2% and the weighted average loan to value (which includes the estimated value of the automotive dealerships) was 62.6%.

At December 31, 2003, Falcon Financial had no delinquent loans on its balance sheet and only one defaulted loan in its previously securitized loan pools. As of March 22, 2004, Falcon Financial had no delinquent loans on its balance sheet and one defaulted loan and one loan in real estate owned (REO) status in its previously securitized loan pools.

Risk Management Update

Consistent with the formation of Falcon Financial Investment Trust and its policy of holding loans on its balance sheet, a $1.1 million loss reserve was established on December 31, 2003 based on the loans outstanding as of that date. On a quarterly basis, Falcon Financial will review industry statistics and asset-specific information to determine the adequacy of its loss reserves. The current loss reserve is set at a rate of 85 basis points of the loans outstanding on its balance sheet.

Board of Trustees Update

Earlier this week, James K. Hunt was appointed lead director of the board of trustees of Falcon Financial Investment Trust. Mr. Hunt served on the board of managers of Falcon Financial, LLC, the predecessor company, from its inception in 1997 until its conversion to a REIT in December 2003.

Falcon Financial will host a conference call on Wednesday, March 24, 2004 at 10:00 a.m. ET. A live webcast of the conference call will be available online at www.falconfinancial.com. Web participants are encouraged to go to the Web site at least 15 minutes prior to the start of the call to register, download, and install any necessary audio software. Listening to the webcast requires speakers and RealPlayer(TM) software, downloadable free at www.real.com. Those without web access should access the call telephonically at least ten minutes prior to the conference call. The dial-in numbers are (877) 692-2086 for domestic callers and (973) 582-2749 for international callers. The reservation code for both is 4580609.

After the live webcast, the call will remain available on Falcon Financial’s Web site, www.falconfinancial.com, through April 24, 2004. In addition, a telephonic replay of the call will be available from March 24, 2004 to April 7, 2004. The replay dial-in numbers are (877) 519-4471 for domestic callers and (973) 341-3080 for international callers. Please use reservation code 4580609.

About Falcon Financial Investment Trust

Falcon Financial Investment Trust is a fully integrated real estate investment trust focused solely on the business of originating and servicing loans to automotive dealers in the United States. The company was founded in 1997 to address the unique capital needs of the U.S. automobile retailing industry. Falcon Financial meets the financing requirements of automotive dealers by offering a variety of fixed and variable rate loan products, including mortgage loans and cash flow franchise loans collateralized by the dealer’s real estate and business assets.

Safe Harbor

This press release contains certain “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and other matters that are not historical facts. The forward-looking statements included in this press release reflect Falcon Financial Investment Trust’s current view about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause future events, achievements or results to differ materially from those expressed by the forward-looking statements. Important factors that could cause Falcon Financial Investment Trust’s actual results to differ materially from current expectations reflected in the forward-looking statements included in this press release include, among others, the risk factors discussed in its filings with the Securities and Exchange Commission. Falcon Financial Investment Trust does not intend to and disclaims any duty or obligation to update or revise any forward-looking statements included in this press release to reflect new information, future events or otherwise. These forward-looking statements should not be relied upon as representing Falcon Financial Investment Trust’s views as of any date subsequent to March 23, 2004.

FALCON FINANCIAL INVESTMENT TRUST Consolidated Statement of Financial Position December 31, 2003 (unaudited)

Assets
Assets:
Cash and cash equivalents	$ 25,645,578
Loans, net	126,076,622
Retained interests in loan securitization	7,239,136
Interest Rate Swaps	389,783
Accrued interest receivable	994,821
Restricted cash	2,657,660
Property and equipment, net	335,860
Prepaid expenses and other assets	1,497,245
Total assets	$ 164,836,705
Liabilities and Stockholders’ Equity
Liabilities:
Borrowings	$ 53,475,879
Accrued interest payable	255,707
Customer deposits	140,276
Hold back of loan proceeds	2,657,660
Accounts payable and accrued liabilities	2,405,496
Total Liabilities	58,935,018
Stockholders’ Equity:
Preferred stock, $0.01 par value, 50,000,000
shares authorized, none issued and outstanding	—
Common stock, $0.01 par value, 100,000,000
shares authorized, 14,105,800 shares issued
and outstanding	141,058
Additional Paid in Capital	108,020,597
Unearned compensation	(2,840,827)
Accumulated deficit	(1,090,858)
Accumulated other comprehensive income	1,671,717
Total stockholders’ equity	105,901,687
Total liabilities and stockholders’
equity	$ 164,836,705

FALCON FINANCIAL INVESTMENT TRUST AND PREDECESSOR Consolidated Statements of Operations

	The Company Period from December 22, 2003 to December 31, 2003 (unaudited)	The Predecessor Period from October 1, 2003 to December 21, 2003 (unaudited)	Combined Period from October 1, 2003 to December 31, 2003 (unaudited)
Revenues:
Interest income on
loans	$ 298,446	$ 2,477,173	$ 2,775,619
Interest income on
interest rate swap
contracts - related
party	—	198,207	198,207
Interest income from
retained interests	38,736	336,781	375,517
Gain on interest rate
swap contracts - related
party	—	722,596	722,596
Income from loan
servicing	11,022	101,763	112,785
Other income	7,612	70,902	78,514
Total revenues	355,816	3,907,422	4,263,238
Expenses:
Interest expense on
borrowings	76,712	286,517	363,229
Interest expense on
borrowings - related party	—	940,793	940,793
Interest expense on interest
rate swap contracts - related
party	—	637,633	637,633
Provision for possible loan
losses	1,086,692	—	1,086,692
Facility fee expense -
related party	75,000	456,250	531,250
Salaries and benefits	108,159	863,452	971,611
Professional fees	65,818	532,676	598,494
General and administrative 19,435	177,460	196,895
Advertising and promotion	11,988	192,985	204,973
Travel and entertainment	—	87,547	87,547
Depreciation and
amortization	2,870	26,252	29,122
Total expenses	1,446,674	4,201,565	5,648,239
Net loss	$(1,090,858)	$ (294,143)	$(1,385,001)
Net loss per
share basic
and diluted	$(0.08)
Weighted average
shares outstanding:
Basic	13,787,500
Diluted	14,100,582

Contact: Falcon Financial Investment Trust Van Mai 203 388-0821 vmai@falconfinancial.com

Investors/Media: The Ruth Group Stephanie Carrington 646 536-7017 scarrington@theruthgroup.com

SOURCE Falcon Financial Investment Trust
      -0- 03/23/2004
/CONTACT: Van Mai of Falcon Financial Investment Trust, +1-203-388-0821, vmai@falconfinancial.com; Stephanie Carrington of The Ruth Group, +1-646-536-7017, scarrington@theruthgroup.com, for Falcon Financial Investment Trust/
(FLCN)

CO: Falcon Financial Investment Trust ST: Connecticut IN: FIN RLT AUT SU: ERN CCA